UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

E ENERGY ADAMS, LLC
 (Exact name of registrant as specified in its charter)

Nebraska	000-52426	20-2627531
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Main Street, P.O. Box 49, Adams, Nebraska	68301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 988-4655

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

E Energy Adams, LLC (the “Company”) has made a newsletter from the Chairman of the Company available to its members by mail describing the construction progress and plans for start-up of operations. A copy of the Company’s newsletter is attached hereto as Exhibit 99.1. In addition, the Company has provided by mail a letter and related materials informing its members of their right to nominate persons for director positions for the election of directors at the Company’s annual meeting. A copy of this letter and the enclosures are attached hereto as Exhibit 99.2.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibits and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	The Company’s October Newsletter.

99.2	Letter to Members and enclosures regarding the Members’ Director Nomination Rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

October 5, 2007	/s/ Carl D. Sitzmann

Date	Carl D. Sitzmann, CEO

EXHIBIT INDEX

99.1	The Company’s October Newsletter.

99.2	Letter to Members and enclosures regarding the Members’ Director Nomination Rights.